Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

GUARANTEE DEED POLL

dated                                                 2026

by

SHARON AI HOLDINGS INC.

Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

www.mallesons.com

Ref: 602-0118462:YC:SKS:SM

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THIS DEED POLL is dated                    2026 and made by SHARON AI HOLDINGS INC. (the “Guarantor”) in favour of the Security Trustee under the Facility Agreement.

IT IS AGREED as follows:

1.	Definitions and interpretation

1.1	Definitions

In this document:

A term which has a defined meaning in the Facility Agreement has the same meaning when used in this document unless it is expressly defined in this document (in which case the meaning in this document applies), and in this document:

“Debtor” means each “Borrower” as defined in the Facility Agreement.

“Facility Agreement” means the document entitled “Project Dolomites - Syndicated Facility Agreement” dated on or about the date of this document, between, among others, SAI AU No.1 Pty Ltd (ACN 695 330 860) and SAI AU No.3 Pty Ltd (ACN 696 633 440) as borrowers, Global Loan Agency Services Australia Specialist Activities Pty Limited (ACN 635 992 308) as agent.

“Guarantee” means the guarantee, undertaking and indemnity given under Clause 2 (Guarantee).

“Ipso Facto Event” means a Debtor is the subject of an announcement, application, compromise, arrangement, managing controller, or administration described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act.

“Release Date” has the meaning given to that term in Clause 2.9 (Automatic Release and Termination).

“Unpaid Sum” means any sum due and payable but unpaid by the Guarantor under this document.

1.2	Construction

Clause 1.2 (Interpretation) and Clause 1.3 (Currency symbols and definitions) of the Facility Agreement apply to this document as if set out in full in this document, with all necessary changes.

1.3	Finance Document

This document is a “Finance Document” for the purposes of the Facility Agreement and a “Secured Finance Document” for the purposes of the Security Trust Deed.

1.4	Certificates and Notices

Each certificate or notice given under or in connection with this document is on the basis that the director or officer signing does not have any personal liability for the certificate or notice and that the certificate or notice is given on behalf of the Guarantor and not the director or officer personally.

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2.	Guarantee

2.1	Guarantee

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Lender punctual performance by each Debtor of all that Debtor’s payment obligations under the Facility Agreement;

(b)	undertakes with each Lender that:

(i)	whenever a Debtor does not pay any amount when due under or in connection with the Facility Agreement (or anything which would have been due if the Facility Agreement or the amount was enforceable, valid and not illegal), the Guarantor shall immediately on demand pay that amount as if it was the principal debtor; and

(ii)	if an Ipso Facto Event is continuing, then immediately on demand by the Security Trustee on behalf of the Lenders, the Guarantor shall pay all loans, accrued interest and other amounts referred to in Clause 20.16 (Acceleration) of the Facility Agreement as if it was the principal debtor;

(c)	agrees with each Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Lender immediately on demand against any cost, expense, loss or liability it incurs as a result of a Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Facility Agreement on the date when it would have been due. The amount of the cost, expense, loss or liability shall be equal to the amount which that Lender would otherwise have been entitled to recover.

Each of paragraphs (a), (b)(i), (b)(ii), and (c) above is a separate and independent and primary obligation. None is limited by reference to the other.

2.2	Continuing guarantee

This guarantee, undertaking and indemnity is a continuing guarantee, undertaking and indemnity and will extend to the ultimate balance of sums payable by any Debtor under the Facility Agreement, regardless of any intermediate payment or discharge in whole or in part.

2.3	Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by (or on behalf of) a Lender (whether in relation to the obligations of any Debtor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of the Guarantor under this Clause 2 will continue or be reinstated as if the discharge, release or arrangement had not occurred and any relevant security shall be reinstated.

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2.4	Waiver of defences

The obligations of the Guarantor under this Clause 2 will not be affected by an act, omission, matter or thing which, but for this Clause 2, would reduce, release or prejudice any of its obligations under this Clause 2 (without limitation and whether or not known to it or any Lender) including:

(a)	any time, waiver or other concession or consent granted to, or composition with, any Debtor or other person;

(b)	the release or resignation of any Debtor or any other person;

(c)	any composition or arrangement with any creditor of any Debtor or other person;

(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in relation to any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Debtor or any other person;

(f)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Secured Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Secured Finance Document or other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Secured Finance Document or any other document or security;

(h)	any set off, combination of accounts or counterclaim;

(i)	any insolvency or similar proceedings; or

(j)	this document or any other Secured Finance Document not being executed by or binding against any Debtor or any other party.

References in Clause 2.1 (Guarantee) to obligations of a Debtor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

2.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 2. This waiver applies irrespective of any law or any provision of a Secured Finance Document to the contrary.

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2.6	Appropriations

Until all amounts which may be or become payable by each Debtor under or in connection with the Secured Finance Documents have been irrevocably paid in full, each Lender (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set off or otherwise) by that Lender (or any trustee or agent on its behalf) for those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	without limiting paragraph (a) above, refrain from applying any moneys received or recovered (by set off or otherwise) from the Guarantor or on account of the Guarantor’s liability under this Clause 2 in discharge of that liability and claim or prove against anyone for the full amount owing by the Debtors.

2.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by each Debtor under or in connection with the Secured Finance Documents have been irrevocably paid in full and unless the Security Trustee otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Secured Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 2:

(a)	to be indemnified by a Debtor;

(b)	to claim any contribution from a Debtor or any other guarantor of or provider of security for any Debtor’s obligations under the Secured Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Secured Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Secured Finance Documents by any Lender;

(d)	to bring legal or other proceedings for an order requiring any Debtor to make any payment, or perform any obligation, for which the Guarantor has given a Guarantee under Clause 2.1 (Guarantee);

(e)	to exercise any right of set-off against any Debtor;

(f)	to claim or prove as a creditor of any Debtor in competition with any Lender; and/or

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(g)	in any form of administration of a Debtor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in relation to, any indebtedness of any nature owed to it by the Debtor.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to a Lender by the Debtors under or in connection with the Secured Finance Documents to be repaid in full on trust for the Lenders and shall promptly pay or transfer the same to the Security Trustee or as the Security Trustee may direct for application in accordance with Clause 6 (Payment mechanics).

2.8	Additional security

This guarantee, undertaking and indemnity is in addition to and is not in any way prejudiced by any other guarantee, undertaking and indemnity or security now or subsequently held by (or for the benefit of) any Lender.

2.9	Automatic Release and Termination

Notwithstanding any other provision of this document or any other Secured Finance Document, upon the occurrence of both:

(a)	the Customer Acceptance Date; and

(b)	the amount of [***] applied in prepayment of Facility A pursuant to Clause 10.7(b)(viii) [***] of the Facility Agreement,

(the date of such satisfaction being the “Release Date”):

this document and the Guarantee is automatically terminated and the Guarantor is unconditionally released and discharged in full from all liabilities and obligations (whether past, present or future and whether actual or contingent), in each case without the need for any further act, consent, notice or document.

3.	Representations

The Guarantor makes the representations and warranties set out in this Clause 3 (Representations):

(a)	on the date of this document; and

(b)	(except in the case of the representations and warranties in Clauses 3.7 (Sanctions), 3.8 (Anti-Bribery and Anti-Money Laundering) and 3.9 (Export Controls)) on the last day of each calendar month (by reference to the facts and circumstances then existing) until the Release Date.

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3.1	Status

It is duly incorporated and validly existing under the laws of its place of incorporation.

3.2	Binding obligations

The obligations expressed to be assumed by it in this document are legal, valid, binding and enforceable in accordance with its terms subject to Reservations.

3.3	Non-conflict with other obligations

The entry into and performance by it of any obligations under, and the transactions contemplated by, this document does not (and will not) breach or conflict with

(a)	its constitutional documents;

(b)	any laws and regulations applicable to it; or

(c)	any Authorisation, agreements or instrument binding on it or any of its assets,

where in the case of (b) and (c) to do so would have a Material Adverse Effect.

3.4	Power and authority

It has the corporate power and authority to:

(a)	enter into and perform and deliver its obligations under this document; and

(b)	to own its assets and to carry on its business as conducted or contemplated where failure to do so would have a Material Adverse Effect.

3.5	Authorisations

It has obtained all Authorisations, which continue to be in full force and effect and which conditions it is complying with, which are required:

(a)	subject to the Reservations, for the entry into and exercise of its rights and performance by it of its obligations under this document and the validity and enforceability of this document;

(b)	to ensure the admissibility in evidence in its relevant jurisdiction of this document; and

(c)	for it to conduct its business where failure to obtain or maintain that Authorisation would have a Material Adverse Effect.

3.6	Solvency

(a)	The fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Guarantor, at a fair valuation, exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Guarantor.

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(b)	The present fair saleable value of the property of the Guarantor is greater than the amount that will be required to pay the probable liabilities of the Guarantor on its debts and liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

(c)	It is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

(d)	It does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the date of this document.

For the purposes of the foregoing and this Clause 3.6:

(i)	the contingent liability arising from this Guarantee shall be computed in full; and

(ii)	the amount of any other contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability as of such time.

3.7	Sanctions

The Guarantor is not and none of its respective directors, officers or employees nor any persons acting on its behalf:

(a)	is a Restricted Party, is owned or controlled by a Restricted Party or owns or controls a Restricted Party;

(b)	has a Restricted Party serving as director, officer or, to the best of its knowledge, employee;

(c)	has directly or indirectly violated or is directly or indirectly violating any applicable Sanctions;

(d)	is directly or indirectly engaging in or has directly or indirectly engaged in any activity with a Restricted Party or in any other activity that may result in any person becoming a subject of applicable Sanctions;

(e)	is directly or indirectly engaging in or has directly or indirectly engaged in any activity with or for the benefit of any Restricted Party or any other activity which would cause any person to be in breach of applicable Sanctions; or

(f)	is directly or indirectly subject to any claim, proceeding, investigation or notice with respect to applicable Sanctions.

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3.8	Anti-Bribery and Anti-Money Laundering

In connection with this document, neither the Guarantor, nor any director or officer of the Guarantor has violated (a) any applicable anti-bribery law including the US Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act, anti-bribery legislation promulgated by the European Union and implemented by its member states and other applicable anti-bribery and anti-corruption laws and regulations (“Anti-Bribery Laws”) or (b) any applicable anti-money laundering-related laws and regulations, including the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and the Anti-Money Laundering and Counter -Terrorism Financing Rules (“Anti-Money Laundering Laws”).

3.9	Export Controls

In connection with the delivery of the Services by the Borrowers, the Guarantor has not violated any applicable Export Control Laws.

3.10	Governing law and enforcement

Subject to the Reservations:

(a)	the choice of governing law by which this document is expressed to be governed will be recognised and enforced in its relevant jurisdiction; and

(b)	any judgment obtained in relation to this document in the jurisdiction of the governing law of this document will be recognised and enforced in its relevant jurisdiction.

4.	Undertakings

4.1	Authorisations

The Guarantor must:

(a)	promptly obtain and renew all necessary consents, filings and Authorisations relating to its business where failure to do so would have a Material Adverse Effect; and

(b)	obtain and maintain each Authorisation (and comply in all material respects with their terms) that is necessary to:

(i)	execute this document and to carry out the transactions that it contemplates; and

(ii)	enable it to properly carry on its business and own its assets, where failure to do so would have a Material Adverse Effect.

4.2	Ranking

The Guarantor must ensure that its payment obligations under this document rank at least pari passu with the claims of all unsecured and unsubordinated creditors save where other obligations are mandatorily preferred by laws of general application.

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4.3	Compliance with laws – Sanctions

The Guarantor must not knowingly (and must procure that none of its directors, officers or employees will knowingly) directly or indirectly:

(a)	use, lend, contribute or otherwise make available any part of any transaction contemplated by this document or the Facility Agreement:

(i)	to fund or support any trade, business or other activities of or with any Restricted Party; or

(ii)	in any other manner that could reasonably be expected to result in any person being in breach of any applicable Sanctions or becoming a Restricted Party; or

(b)	use any revenue or benefit derived from any activity or dealing with a Restricted Party, or from any action which is in breach of any applicable Sanctions in discharging any obligation due under this document;

(c)	procure or permit that proceeds from any activity or dealing with a Restricted Party are credited to any bank account held with the Lender or any Affiliate of the Lender in its name;

(d)	engage in any activity, transaction or conduct that results in any person being in breach of any applicable Sanctions or becoming a person subject to applicable Sanctions; or

(e)	engage in any activity, transaction or conduct that evades or avoids, or has the purpose of evading or avoiding, or breaches, directly or indirectly, in whole or in part, any applicable Sanctions.

4.4	Compliance with laws – Anti-Bribery Laws, Anti-Money Laundering Laws and Export Control Laws

The Guarantor must:

(a)	comply with all Anti-Bribery Laws and Anti-Money Laundering Laws applicable to it;

(b)	provide all information reasonably requested by the Agent to manage and comply with any applicable Anti-Bribery Laws, Anti-Money Laundering Laws or Sanctions where such information is not already available to the Agent;

(c)	conduct its businesses in compliance with applicable Anti-Bribery Laws, Anti-Money Laundering Laws and Export Control Laws; and

(d)	maintain policies and procedures designed to promote and achieve compliance with such laws.

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4.5	Corporate existence

The Guarantor must do everything necessary to maintain its corporate existence.

5.	Changes to the Parties

5.1	Assignments and transfers by the Lenders

A Lender may not assign or transfer any of its rights under this document without the consent of the Guarantor, unless otherwise permitted by the terms of the Facility Agreement.

5.2	Disclosure of information

(a)	Clause 37 (Confidentiality) of the Facility Agreement applies to this document and all information received by or supplied to any Lender under or in connection with this document as if set out in full in this document, but as if references to an “Obligor” or “Party” include the Guarantor; and

(b)	references to the “Borrowers” or the “Company” in the context of receiving disclosures or providing consents under Clause 37 (Confidentiality) of the Facility Agreement include the Guarantor.

5.3	No assignment and transfer by the Guarantor

The Guarantor may not assign any of its rights or transfer any of its rights or obligations under this document without the prior written consent of the Security Trustee.

6.	Payment mechanics

6.1	Payments to the Security Trustee

(a)	On each date on which the Guarantor is required to make a payment under this document, the Guarantor shall make the same available to Security Trustee for value on the due date at the time and in such funds specified by the Security Trustee as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account as the Security Trustee specifies.

6.2	Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

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7.	Notices

7.1	Application

Clause 13 (Notices) of the Security Trust Deed applies to this document as if set out in this document in full (with the necessary changes).

7.2	Addresses

The address and email (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this document is:

(a)	in the case of the Guarantor:

Address:	[***]

Email address:	[***]

Attention:	[***]

(b)	in the case of the Security Trustee, as specified in the Facility Agreement,

or any substitute address or department or officer as the party may notify to the other parties by not less than five Business Days’ notice.

8.	Partial invalidity

If, at any time, any provision of this document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

9.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Lender, any right or remedy under this document shall operate as a waiver of any such right or remedy or constitute an election to affirm this document. No election to affirm this document on the part of any Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this document are cumulative and not exclusive of any rights or remedies provided by law.

10.	Amendments and waivers

10.1	Required consents

(a)	Subject to paragraph (b) below, the parties must not amend, vary or replace any term of this document without the prior consent of the Security Trustee (acting on the instructions of the requisite Lenders, as required pursuant to Clause 39 (Amendments and Waivers) of the Facility Agreement).

(b)	A variation of any term of this document as between them must be in writing and signed by the Guarantor and the Security Trustee.

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11.	Counterparts

(a)	The parties acknowledge and agree that:

(i)	a party may sign this deed electronically and bind itself to this document by executing in that manner; and

(ii)	a party’s signature (whether affixed to this deed electronically or in handwriting) may be witnessed remotely in accordance with any applicable laws.

(b)	This document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this document.

12.	Governing Law and Jurisdiction

(a)	This document is governed by the laws of New South Wales.

(b)	The courts having jurisdiction in New South Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this document (including a dispute regarding the existence, validity or termination of this document) (a “Dispute”).

(c)	The parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(d)	Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph (a).

(e)	Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

(i)	irrevocably appoints SAI AU No.1 Pty Ltd (ACN 695 330 860) as its agent for service of process in relation to any proceedings in connection with this document; and

(ii)	agrees that failure by a process agent to notify the Guarantor of the process will not invalidate the proceedings concerned.

EXECUTED as a deed poll in favour of each Lender from time to time under the Facility Agreement

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SIGNATURE PAGES

Guarantor

Signed, sealed and delivered for and on behalf of Sharon AI Holdings Inc a Delaware corporation, by its duly and lawfully authorised representative, in accordance with the laws of that territory, and such representative is acting under the authority of the corporation on in the presence of a witness:

/s/ James Manning	/s/ Anuj Goel
Signature of authorized representative	Signature of witness

CEO	CFO
Title	Title

James Manning	Anuj Goel
Full name (print)	Full name (print)

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